UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2003

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place Atlanta, Georgia 30309
(Address and zip code of principle executive offices) (Zip Code)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

[AGL Resources logo]

FOR IMMEDIATE RELEASE

Financial Community Contact:

Media Contact:

Steve Cave

Nick Gold

Director, Investor Relations

Director, Community Relations

(404) 584-3801

(404) 584-3457

AGL Resources Appoints New Board Members

ATLANTA – July 30, 2003 – AGL Resources Inc. (NYSE: ATG) today announced the appointment of Thomas D. Bell, Jr. and Michael J. Durham to its board of directors.

Bell is vice chairman of the board, president and chief executive officer of Atlanta-based Cousins Properties (NYSE: CUZ), one of the foremost diversified real estate development companies in the United States.  Durham is chairman of the board of Hotwire, Inc., a privately held corporation based in San Francisco that is an industry leader in offering online discount travel services.

“We’re proud to welcome Tom and Mike to our board,” said Paula G. Rosput, chairman, president and chief executive officer of AGL Resources.   “Each of these extraordinary business leaders brings independence of thought and breadth of experience to our board.  Shareholders should be pleased that with Tom and Mike on our board, they can be assured that our tradition of vigorous engagement and dynamic governance will continue.”

Prior to joining Cousins Properties in 2001, he spent the previous ten years at Young & Rubicam Inc., retiring as chairman and chief executive officer when the company merged with WPP (in November 2000).  During the Reagan administration, Bell chaired the Committee on the Next Agenda, which focused on prioritizing issues for President Reagan’s second term.  He also chaired the Workforce 2000 Advisory Committee for the U.S. Secretary of Labor.  His other senior positions in business and government include:  vice chairman of Gulfstream Aerospace Corporation; executive vice president of Ball Corporation; president and chief executive officer of the Hudson Institute; and chairman of the board for the Center for Naval Analysis.

Bell is a member of the boards of Credit Suisse Group, Lincoln Financial Group, Regal Entertainment Group, the U.S. Chamber of Commerce and the Metro Atlanta Chamber of Commerce.

Durham brings extensive technological and executive experience to the AGL Resources board of directors.  Prior to taking the position as non-executive chairman of Hotwire, he was president and chief executive officer of Sabre, Inc., a publicly traded travel distribution company.  Prior to his assignment at Sabre, Durham spent 16 years with AMR/American Airlines, serving as senior vice president and treasurer of AMR and senior vice president of finance and chief financial officer of American Airlines.

In addition to being the non-executive chairman of Hotwire, Inc., Durham serves on the boards of directors of Kinko’s Inc., Asbury Automotive Group, Inc., Scheduling.com, Inc. and GridOne Advisory Corp.  He is chairman of Kinko’s Audit Committee.

Both Bell and Durham will serve on the Audit Committee of the AGL Resources Board of Directors.  In addition, Bell will serve on the Nominations and Corporate Governance Committee, and Durham will serve on the Corporate Responsibility Committee.

About AGL Resources

AGL Resources Inc. is an Atlanta-based energy services holding company.  Its utility subsidiaries – Atlanta Gas Light Company, Virginia Natural Gas and Chattanooga Gas Company – serve more than 1.8 million customers in three states.  Houston-based subsidiary Sequent Energy Management provides natural gas asset management services, including the wholesale marketing and transportation of natural gas.  As a member of the SouthStar partnership, AGL Resources markets natural gas to consumers in Georgia under the Georgia Natural Gas brand.  AGL Networks, the company’s telecommunications subsidiary, owns and operates a fiber optic network in Atlanta and Phoenix.  For more information, visit www.aglresources.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: July 31, 2003	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer